MyDx Announces Letter to Shareholders

A Kickoff to 2016!

Dear Shareholder,

As we kickoff the new year and look ahead to 2016, let us take a moment to reflect on the progress we made last year.

With our stock now trading near its 52 week low, just as the Marijuana Index Global Composite (which we are a select member of), I believe the value of our products and technology are not being adequately reflected in the value of our stock. Furthermore, in the current election year, with so many Marijuana initiatives on the ballot (including California, Nevada and 5 other states that will vote for Marijuana legalization in September), combined with a second term president who might pleasantly surprise us with an executive order on Cannabis, the news could springboard the stocks in this industry in a positive light.

The key milestones we achieved in 2015 have positioned us with the underlying momentum in our business to drive growth and innovation in 2016.

2015 Key Milestones Achieved

1. We became a publicly traded reporting company under ticker symbol MYDX on the OTCQB Markets.
2. MYDX created a Brand and launched a CannaDx Product to service the Cannabis Industry with the first portable cannabis testing device for consumer use that is sleek, futuristic, and delivers timely results at the lowest retail price available.
3. MYDX became a revenue generating Company, earning $219,180 in Q3 of 2015, our first quarter of sales, primarily from online direct sales to consumers.

For more details on our recent progress, please see our MyDx Q3/Year End Company Update.

Looking forward to 2016, here is what we look to achieve for MyDx:

1. Mass adoption for the CannaDx Application through increased marketing and sales efforts.
2. Effectiveness of the Form S-1 to provide shareholders with an opportunity for liquidity, when ready.
3. Investments in MyDx technology to continue to advance and create the most practical, reliable and affordable chemical analysis platform in the world for the everyday consumer and commercial operator.
4. Launch the OrganaDx application, empowering consumers to test for pesticides and other harmful chemicals.

2016 Kickoff Team

In 2016, we plan to continue to work with people who challenge us to make MyDx a necessity for life, just like the iPhone and smartphones have become necessities for people. Once you have it, you can't imagine a life without it.

Please find below our **2016 Kickoff Team.** We are all very excited and committed to achieving our goals this year.


MyDx
2016 TEAM
CDx LIVE PURE
BOARD OF DIRECTORS
DANIEL YAZBECK
FEDERICO PIER
GEORGE JACKOBOICE
STEPHEN KATZ
BOARD OF ADVISORS
KALED AWADA – HUMAN RESOURCES
LORI FERRARA – INDUSTRY RELATIONS
BETTY ALDSWORTH – FEDERAL RELATIONS
DANIEL
VISION & EXECUTION
JOTTI
OPERATIONS
TRINET
HUMAN RESOURCES
FINANCE
PAULSON INVESTMENT BANK
CANNABIS FINANCIAL NETWORK & MJIC MEDIA (IR CONSULTANTS)
SHAREHOLDERS
BPM AUDITOR
NATCO TRANSFER AGENT
TONY
ACCOUNTING CFO ADVISOR
PRODUCT
NEXT DIMENSION TECHNOLOGIES
SENSOR DEVELOPER
AQS CONTRACT MANUFACTURING
SY
HARDWARE ENGINEERING
ROB
SOFTWARE ENGINEERING & DATA
TRAVIS
APPLICATION DEVELOPMENT
BRANDING & MARKETING
STEPHANIE
MARKETING
GOOD PROJECT
CREATIVE DESIGN
BRAD
AFFILIATE MARKETING
ANDRÉ
DESIGNER & CREATIVE DIRECTOR
NICK
SOCIAL MEDIA
DAMON
CELEBRITY ENDORSEMENTS
REVENUE
GARRETT
CUSTOMER SERVICE
MADISON
CUSTOMER SERVICE
CHRISTOPHER
SALES & BUSINESS DEVELOPMENT
DAVID
SALES & BUSINESS DEVELOPMENT
MYDX
STREET TEAM
DISTRIBUTION CHANNELS
RICH
SALES
LEGAL
GREENBRIDGE COUNSEL
CANNABIS LAW
STEVE DAVIS
LEGAL COUNCIL
SECURITIEST LAW
OVERMAN LAW
INTELLECTUAL PROPERTY
WILSON SONSINI
LEGAL COUNSEL

Sales may go up or down on a quarterly basis. A share price may fluctuate. But love for an affordable product that helps people, their families and friends have healthier lives must always remain the same or continue to grow.

We believe MyDx is a practical social movement that empowers consumers to understand, express and share their feelings and ailment relief as a direct result of the chemicals they put into their mind & body.

The time is now to continue investment in MyDx technology innovation and to expand the applications of our existing products.

On behalf of the MyDx Team, we are all very excited about 2016 and we invite you to join us!

On a personal note, I want to Thank You for your loyal support as a shareholder, and know we dedicate our time to the betterment of your company everyday.

All My Best,

Daniel R. Yazbeck
Chairman & CEO
MyDx, Inc.



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MyDx™
Ticker: MYDX
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Safe Harbor

This news release contains "forward-looking statements" as that term is defined in Section 27(a) of the Securities Act of 1933, as amended, and Section 21(e) of the Securities Exchange Act of 1934, as amended. Statements may contain certain forward-looking statements pertaining to future anticipated or projected plans, performance and developments, as well as other statements relating to future operations and results. Any statements in this press release that are not statements of historical fact may be considered to be forward-looking statements. Words such as "may," "will," "expect," "believe," "anticipate," "estimate," "intends," "goal," "objective," "seek," "attempt," or variations of these or similar words, identify forward-looking statements. These forward-looking statements by their nature are estimates of future results only and involve substantial risks and uncertainties, including but not limited to risks associated with the uncertainty of future financial results, additional financing requirements, development of new products, our ability to complete our product testing and launch our product commercially, the acceptance of our product in the marketplace, the uncertainty of the laws and regulations relating to cannabis, the impact of competitive products or pricing, technological changes, the effect of economic conditions and other uncertainties detailed from time to time in our reports filed with the Securities and Exchange Commission, available at www.sec.gov.